UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fees paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)

The following is a copy of a letter Starbucks began mailing to shareholders on February 16, 2024.

VOTE “FOR” STARBUCKS NOMINEES TODAY using the enclosed WHITE proxy card Starbucks Board and management team encourage you to review the Starbucks proxy solicitation materials carefully and use the enclosed WHITE proxy card to vote today ONLY “FOR” Starbucks nominees Your vote at the upcoming Annual Meeting will determine the strength and effectiveness of Starbucks and its Board of Directors. Starbucks Annual Meeting of Shareholders is set to take place virtually on March 13, 2024, at 10 a.m. PT. Instructions on how to vote using the WHITE proxy card are included in this mailing. If you received this notice by email, you may simply click the WHITE “VOTE NOW” button in the email. For questions on how to vote, please call INNISFREE M&A INCORPORATED at 1(888) 750-5884 (toll-free from the U.S. and Canada) or +1(412) 232-3651 (from other countries). Protect the Value of your Investment TODAY

Important Shareholder Information Starbucks Corporation (“Starbucks”) filed a definitive proxy statement and a white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. STARBUCKS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may or will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents without charge from the SEC’s website at www.sec.gov. Participant Information Starbucks, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the Exchange Act of 1934) in the solicitation of proxies from Starbucks shareholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Starbucks definitive proxy statement on Schedule 14A filed with the SEC on January 25, 2024, on the section entitled “Beneficial Ownership of Common Stock (on page 103) and Appendix B (on page B-1). To the extent the holdings by the “participants” in the solicitation reported in the Starbucks definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.